UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

First Horizon National Corporation

(Exact Name of Registrant as Specified in its Charter)

TN	001-15185	62-0803242
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 Madison Avenue Memphis, TN	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 523-4444

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

The execution of the agreement related to First Horizon Insurance, Inc. announced today in Exhibit 99.1 to this report has caused First Horizon National Corporation (FHN) to recognize a charge for impairment of goodwill which presently is estimated to be approximately $10 million. This impairment charge will be recognized in the first quarter of 2011. The transaction is expected to close in the second quarter of 2011, with a post-closing adjustment occurring thereafter. The impairment is not expected to result in future cash expenditures.

The estimated impact to FHN’s net income available to common shareholders from the First Horizon Insurance transaction, inclusive of the impairment mentioned above along with other elements of the transaction, is expected to be approximately positive $3 million, to be recognized in the first quarter.

This report, including its exhibit, contains forward-looking statements involving significant risks and uncertainties. In this report those statements are denoted by the use of “estimate,” “expect,” “approximately,” and words of similar import. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items already mentioned in this report and its exhibit, as well as critical accounting estimates and other factors described in FHN's recent filings with the SEC. Except as required by SEC rules pertaining to FHN’s duty to file or furnish information in reports on Forms 8-K, 10-Q, or 10-K, FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Item 8.01 Other Events

Filed as Exhibit 99.1 is a copy of FHN’s press release which was issued March 31, 2011.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit #	Description

99.1	Press release issued March 31, 2011

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation (Registrant)

Date: March 31, 2011	By:	/s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel, and Corporate Secretary

EXHIBIT INDEX

EX-99.1	Press release issued March 31, 2011